UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

    On March 24, 2015, Kips Bay Medical, Inc. (the “Company”) entered into a securities purchase agreement (“Securities Purchase Agreement”) with several investors, including Manny Villafaña, the Company’s Chairman and Chief Executive Officer, and Kips Bay Investments, LLC, one of the Company’s principal stockholders (collectively, the “Investors”), pursuant to which the Company agreed to sell and the Investors agreed to purchase in a private placement up to $3.25 million in shares of the Company’s common stock in four equal tranches, subject to certain terms and conditions. The first tranche is scheduled to occur as soon as reasonably practicable after (but no later than three business days after) written notice to the Investors that the Company has received ten angiograms from patients enrolled in its eMESH I clinical feasibility trial who have had an eSVS Mesh implanted using the new surgical implant technique and that these angiograms demonstrate, to the reasonable satisfaction of the Company and each Investor and after considering any recent communications with or from the U.S. Food and Drug Administration (the “FDA”), that it is advisable for the Company to continue with the eMESH I clinical feasibility trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. The second, third and fourth tranches are scheduled to occur on the 90th, 180th and 270th day thereafter, or on such other day as may be agreed upon. If any Investor fails for any reason to purchase such Investor’s commitment, Kips Bay Investments, LLC will have the option to purchase such Investor’s commitment and such Investor will lose the right to participate in any future tranche closings. The per share purchase price will be equal to the lesser of (i) $0.14 per share, and (ii) the closing sale price of the Company’s common stock on the trading day immediately prior to the closing of any tranche. In addition, the Investors will receive one warrant to purchase one share of the Company’s common stock for each two shares purchased by an Investor at a tranche closing (collectively, the “Warrants”). The Warrants will have a fixed per share exercise price equal to 125% of the per share purchase price at the applicable closing. Each Warrant will be exercisable beginning on the day after the six-month anniversary of the date of issuance and for a period of five years thereafter. The Warrants will have customary anti-dilution protection for stock splits, stock dividends and similar events, but no other price protection.

Under the terms of the Securities Purchase Agreement, the obligation of the Company to sell the shares and the obligation of the Investors to purchase the shares in each of the four tranches will be subject to standard and customary closing conditions and a condition that the clinical data received then to date by the Company from the eMESH I clinical feasibility trial and otherwise demonstrates, to the reasonable satisfaction of each Investor, together with any then recent communications with or from the FDA, that it is advisable for the Company to continue with the feasibility trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. The Company agreed to use the net proceeds from the private placement for working capital and general corporate purposes, including primarily funding the process of seeking regulatory approval to market the eSVS Mesh in the United States and abroad, including continuing human clinical trials. The Company agreed not to use any of the net proceeds to hire any sales personnel and to limit its cash operating expenses (other than expenses directly attributable to, and reasonably necessary for the eMESH I clinical feasibility trial or anticipated pivotal trial and certain other specified expenses) to no more than an average of $208,000 per month, on a three-month rolling average basis, commencing on February 1, 2015, and continuing until the completion by the Company of an additional financing raising proceeds of at least $3.0 million.

Under the terms of the Securities Purchase Agreement, Kips Bay Investments, LLC has the right to designate two individuals for election to the Company’s Board of Directors (in addition to its current right to have two observers) and the Investors have agreed to vote all shares of common stock of the Company in favor of the election of these two director designees.

Effective simultaneously with the entering into of the Securities Purchase Agreement, the Company entered into a registration rights agreement with the Investors (“Registration Rights Agreement”), pursuant to which the Company, upon the request of Kips Bay Investments LLC, agreed to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of common stock purchased by the Investors under the Securities Purchase Agreement and the shares of common stock issuable upon exercise of the Warrants. The Company agreed to use reasonable best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event within 90 days of such filing, and agreed to use reasonable best efforts to keep such registration statement continuously effective until the earlier of (i) the date when all securities covered by such registration statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company, and (ii) the third anniversary of the last tranche closing under the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each document, copies of which are attached hereto as Exhibits 10.1, 4.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

As described under “Item 1.01. Entry into a Definitive Material Agreement,” on March 24, 2015, the Company entered into the Securities Purchase Agreement with the Investors, all of which are institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, pursuant to which the Company agreed to sell in a private placement up to $3,250,000 shares of the Company’s common stock and the Warrants.

The offer of these securities was made and the sale of the securities will be made to a limited number of institutional and other accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends will be affixed by the Company to each of the share certificates representing shares to be issued in the private placement.

Additional information regarding the private placement is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this current report on Form 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2015, the Company entered into a new employment agreement with Manuel A. Villafaña, Chairman and Chief Executive Officer of the Company (the “New Employment Agreement”). The New Employment Agreement will be effective as of July 1, 2015 (the “Effective Date”) and will replace in its entirety the Company’s current employment agreement with Mr. Villafaña dated July 25, 2012 (the “Current Employment Agreement”), which by its terms will expire on July 1, 2015. The New Employment Agreement will automatically terminate on June 30, 2017.

The New Employment Agreement contemplates a succession plan for Mr. Villafaña and provides that Mr. Villafaña will continue in his current positions as the Company’s Chairman of the Board, Chief Executive Officer and President, unless and until such time as the Company’s Board of Directors (the “Board”) notifies Mr. Villafaña of Mr. Villafaña’s transition to the position of Executive Chairman of the Board (“Executive Chairman”). The New Employment Agreement provides for an annual base salary equal to Mr. Villafaña’s current and recently reduced salary of $215,000, provided, however, that in the event Mr. Villafaña becomes Executive Chairman, the Company will pay Mr. Villafaña (i) a base salary of $150,500 per year for the first 12 months that Mr. Villafaña serves as Executive Chairman, and (ii) a base salary of $107,500 per year thereafter until the earlier of: June 30, 2017 or the date of termination, in either event prorated to the amount of time in each period actually spent employed as Executive Chairman. Notwithstanding the foregoing, the Board may review and adjust Mr. Villafaña’s base salary from time to time. The Employment Agreement also provides that Mr. Villafaña will be eligible to earn an annual performance-based bonus in accordance with the Company’s bonus policies, if and when any such policies are put in place by the Board, and that Mr. Villafaña is eligible to participate in the Company’s employee benefit and retirement plans generally available to employees of the Company, in addition to reimbursement of reasonable business expenses incurred by Mr. Villafaña.

The New Employment Agreement may be terminated by the Company for cause immediately or without cause upon 60 days written notice to Mr. Villafaña, upon a Board determination to cease operations, or upon the death or disability of Mr. Villafaña (as such terms are defined in the New Employment Agreement). The New Employment Agreement may be terminated by Mr. Villafaña for good reason upon written notice to the Company or without good reason upon 60 days written notice to the Company (as such terms are defined in the New Employment Agreement).

In the event that the New Employment Agreement is terminated by the Company without cause, upon Mr. Villafaña’s death, or by Mr. Villafaña for good reason, Mr. Villafaña will be entitled to severance pay comprised of Mr. Villafaña’s ending base salary through June 30, 2017 and the pro-rata amount of any annual target incentive bonus that Mr. Villafaña would have been paid had he remained employed. These payments are conditioned upon the Company’s receipt of a separation agreement and a release of claims from Mr. Villafaña and Mr. Villafaña’s agreement to provide consulting and advisory services to the Company without additional pay, from time to time as needed by the Company during the severance period. In the event that the New Employment Agreement is terminated by the Company for cause, by the Company upon a Board determination to cease operations, upon Mr. Villafaña’s disability, by Mr. Villafaña without good reason, or automatically on June 30, 2017, Mr. Villafaña will not be entitled to any severance or additional payments or benefits.

The New Employment Agreement provides that Mr. Villafaña will not compete with the Company or solicit the Company’s customers or employees while employed by the Company and for two years after being employed. The New Employment Agreement also contains certain confidentiality and assignment of inventions and copyrights provisions.

The foregoing description of the material terms of the New Employment Agreement does not purport to be a complete and is qualified in its entirety by reference to the full text of the New Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On March 24, 2015, the Company issued a press release announcing the execution of the Securities Purchase Agreement and Registration Rights Agreement, and the New Employment Agreement. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this current report on Form 8-K as if fully set forth herein.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits:

Exhibit No.	Description
4.1	Form of Warrant to Purchase Shares of Common Stock of Kips Bay Medical, Inc. (Filed herewith).

10.1	Securities Purchase Agreement, dated as of March 24, 2015, among Kips Bay Medical, Inc. and the Investors party thereto (Filed herewith).

10.2	Registration Rights Agreement, dated as of March 24, 2015, among Kips Bay Medical, Inc. and the Investors party thereto (Filed herewith).

10.3	Employment Agreement, effective as of July 1, 2015, by and between Kips Bay Medical, Inc. and Manuel A. Villafaña (Filed herewith).

99.1	Press release dated March 24, 2015 (Furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2015	KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
Name: Scott Kellen
Title: Chief Operating Officer and Chief Financial Officer

KIPS BAY MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Form of Warrant to Purchase Shares of Common Stock of Kips Bay Medical, Inc.	Filed herewith

10.1	Securities Purchase Agreement, dated as of March 24, 2015, among Kips Bay Medical, Inc. and the Investors party thereto	Filed herewith

10.2	Registration Rights Agreement, dated as of March 24, 2015, among Kips Bay Medical, Inc. and the Investors party thereto	Filed herewith

10.3	Employment Agreement effective as of July 1, 2015, by and between Kips Bay Medical, Inc. and Manuel A. Villafaña	Filed herewith

99.1	Press release dated March 24, 2015	Furnished herewith